UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ASSET ACCEPTANCE CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ASSET ACCEPTANCE CAPITAL CORP.

6985 Miller Road
Warren, Michigan 48092
(586) 939-9600

Dear Stockholder:

It is my pleasure to invite you to attend the Asset Acceptance Capital Corp. 2004 Annual Meeting of Stockholders. The meeting will be held on May 19, 2004, at 9:00 a.m. at the Best Western Sterling Inn, 34911 Van Dyke, Sterling Heights, Michigan. The attached Notice of Annual Meeting and Proxy Statement provide information concerning the business to be conducted at the meeting and the nominees for election as Directors.

Your vote is important. Whether or not you plan to attend the meeting, please vote your shares by mail. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your Proxy and vote in person at the meeting if you desire.

Thank you for your support of Asset Acceptance Capital Corp.

Sincerely,

ASSET ACCEPTANCE CAPITAL CORP.

Nathaniel F. Bradley IV
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 19, 2004

Time:	9:00 a.m., Wednesday, May 19, 2004.

Place:	Best Western Sterling Inn, 34911 Van Dyke Road, Sterling Heights, Michigan 48312.

Items of Business:	1. Elect two directors each to serve for a term of three years.

2. Ratification of the appointment of the Company’s independent auditors for fiscal 2004.

3. Transact any other business properly brought before the meeting.

Annual Reports:	The 2003 Annual Report to Stockholders, which includes the Annual Report on Form 10-K, is enclosed.

Who Can Vote:	You can vote if you were a stockholder on March 31, 2004.

Date of Mailing:	This notice and Proxy Statement are first being mailed to Stockholders on or about April 19, 2004.

By Order of the Board of Directors

Nathaniel F. Bradley IV President and Chief Executive Officer

ASSET ACCEPTANCE CAPITAL CORP.

6985 Miller Road
Warren, Michigan 48092
(586) 939-9600
www.assetacceptance.com

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

About The Meeting

What am I voting on?

You will be voting to elect two directors, each to hold office until the 2007 Annual Meeting of Stockholders or until a successor is appointed and qualified. You are also voting on the ratification of the Company’s appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

Who is soliciting my Proxy?

The Company’s Board of Directors is soliciting your Proxy to be used at the 2004 Annual Meeting of Stockholders. The Company will pay the entire cost of soliciting Proxies and will arrange with brokerage houses, nominees, custodians and other fiduciaries to send Proxy soliciting materials to beneficial owners of the Company’s Common Stock at the Company’s expense. In addition to solicitation by mail, officers and other employees of the Company may solicit Proxies personally, by telephone or by fax.

Who is entitled to vote?

You may vote if you owned Common Stock of the Company as of the close of business on March 31, 2004. Each share of Common Stock is entitled to one vote on any matter voted on at the Annual Meeting. As of March 31, 2004 we had 37,225,275 shares of Common Stock outstanding.

How do I vote?

You can vote in one of two ways:

•	By completing and mailing your proxy card.
•	By ballot at the Annual Meeting.

May I change my mind after I vote?

You may change your vote at any time before the polls close at the meeting by:

•	Delivering a written notice of revocation, with a later date than the proxy card, to Asset Acceptance Capital Corp.’s Secretary, Mark A. Redman, at the Company’s address, at or before the meeting.
•	Signing another proxy card with a later date and returning it to the address on the proxy card before the meeting.
•	Voting in person at the meeting.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain voting instructions will be voted by the persons named in the enclosed proxy card “For” the election of the nominee Directors and “For” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is LaSalle Bank National Association and you may reach them by phone at (800) 246-5761.

Who may attend the meeting?

The Annual Meeting is open to all holders of our Common Stock. For directions to the meeting, please call Investor Relations at (586) 939-9600 — option 5. We look forward to having you at the meeting.

May Stockholders ask questions at the meeting?

Yes, representatives of the Company will answer Stockholder questions of general interest at the meeting.

How many votes must be present to hold the meeting?

In order for us to hold the meeting, a majority of our outstanding shares of Common Stock as of March 31, 2004 (or 18,612,638 shares) must be present in person or by Proxy. This majority is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a Proxy by mail. Abstentions and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners (“broker non-votes”) will be counted as present at the Annual Meeting to determine whether a quorum exists.

How many votes are needed to elect Directors and ratify the appointment of the independent auditors?

The two Director nominees receiving the highest number of “For” votes will be elected as Directors. If a nominee is unable or declines to serve, Proxies will be voted for the balance of the nominees and for such additional persons as designated by the Board to replace such nominee. However, the Board does not anticipate that this will occur.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required for the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

Generally, Shares not voted, whether by marking “Withhold Authority” on your proxy card, by broker non-votes (which are described above) or otherwise, will not be considered in the election of Directors or the ratification of the appointment of the independent auditors. Unless a properly executed proxy card is marked “Withhold Authority,” in the case of the election of Directors, or “Against” or “Abstain,” in the case of the ratification of the appointment of the independent auditors, the Proxy given will be voted “For” each of the two Director nominees and “For” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors.

The Company’s Board recommends that you vote “For” each of the nominees of the Board of Directors and that you vote “For” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ended December 31, 2004.

Can my shares be voted on matters other than those described in this Proxy?

Yes, if any other item or proposal properly comes before the meeting, the Proxies received will be voted in accordance with the discretion of the Proxy holders. The Company, however, has not received proper notice of, and is not aware of, any business to be transacted at the meeting other than as indicated in this Proxy Statement.

When are Stockholder proposals due for the 2005 Annual Meeting?

To be included in the Company’s Proxy Statement for the 2005 Annual Meeting of Stockholders, proposals must be received by the Company not later than December 20, 2004. Such proposals should be addressed to the Company’s Secretary at 6985 Miller Road, Warren, Michigan 48092. Stockholder proposals to be presented at the 2005 Annual Meeting or any Special Meeting which are not to be included in the Company’s Proxy Statement must be received by the Company not later than February 18, 2005 in accordance with procedures in the Company’s Bylaws.

How do I obtain more information about Asset Acceptance Capital Corp.?

More information on Asset Acceptance Capital Corp. can be obtained by:

•	Contacting Investor Relations at (586) 939-9600 — option 5.
•	Going to our website at www.assetacceptance.com.
•	Writing to:

Asset Acceptance Capital Corp.

Attn: Investor Relations
6985 Miller Road
Warren, Michigan 48092

Upon request, Asset Acceptance Capital Corp. will provide additional copies of the Company’s 2003 Annual Report to Stockholders, which includes the Annual Report on Form 10-K, and the Proxy Statement.

PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.

Election of Directors

Nominees for Term Ending Upon the 2007 Annual Meeting of Stockholders (Class III Directors):
Nathaniel F. Bradley IV	Director since 2003 Age 47
Mr. Bradley is the President and Chief Executive Officer of Asset Acceptance Capital Corp. He joined our predecessor, Lee Acceptance Company, in 1979 and co-founded Asset Acceptance Corp. in 1994 with Mr. Reitzel. Mr. Bradley served as Vice President of our predecessor from 1982 until 1994 and was promoted to President of Asset Acceptance Corp. in 1994. He was named our Chief Executive Officer in June 2003.
Anthony R. Ignaczak	Director since 2003 Age 40
Mr. Ignaczak joined Quad-C Management, Inc. in 1992 and has, since May 1993, been a Partner with Quad-C Management, Inc. in Charlottesville, Virginia. Prior to 1992, Mr. Ignaczak was an Associate with the Merchant Banking Group at Merrill Lynch and a member of the Mergers and Acquisitions department of Drexel, Burnham, Lambert Inc. Mr. Ignaczak is a director of Quality Distribution, Inc. (Nasdaq: QLTY).
Continuing Directors for Term Ending Upon the 2006 Annual Meeting of Stockholders (Class I Directors)
H. Eugene Lockhart	Director since 2004 Age 54
Since February 2003, Mr. Lockhart has been a Venture Partner for Oak Investment Partners, a private equity investment firm based in Westport, Connecticut. From February 2000 until February 2003, Mr. Lockhart served as the President and Chief Executive Officer of NewPower Holdings, Inc., a provider of energy and related services. In June 2002, NewPower Holdings, Inc. and its subsidiaries filed voluntary petitions with the U.S. Bankruptcy Court for the Northern District of Georgia seeking reorganization under Chapter 11 of the U.S. Bankruptcy Code, with the confirmation of the related plan of reorganization occurring in October 2003. Prior to joining NewPower Holdings, Inc. in February 2000, Mr. Lockhart served as President of the Consumer Services Division of AT&T Corporation from January 1999 until March 2000. From April 1997 until October 1998, Mr. Lockhart served as President, Global Retail, of Bank of America Corporation, a financial services firm, and from March 1994 until April 1997, he served as President and Chief Executive Officer of MasterCard International, Inc., a credit card company. Mr. Lockhart is a member of the American Institute of Certified Public Accountants. Mr. Lockhart also serves as a director of IMS Health, Inc. (NYSE: RX) and RadioShack Corporation (NYSE: RSH).

Jennifer L. Adams	Director since 2004 Age 45
In 1991, Ms. Adams joined World Color Press, Inc. as Vice President and General Counsel and remained with World Color Press, Inc. in a number of capacities until 1999, when she left World Color Press as Vice Chairman, Chief Legal and Administrative Officer and Secretary. Prior to joining World Color Press, Inc., Ms. Adams was an associate with the law firm of Latham & Watkins.
Donald Haider	Director since 2004 Age 62
Since 1973, Dr. Haider has been a Professor of Management at Northwestern University’s Kellogg School of Management as an Assistant, Associate and then Professor of Management. Dr. Haider began his academic career in 1971 as a lecturer and assistant professor at New York University and City College of New York and as an Assistant Professor at Columbia University. Dr. Haider serves on the board of directors of La Salle National Bank, N.A. and Fender Musical Instruments.
Continuing Directors for Term Ending Upon the 2005 Annual Meeting of Stockholders (Class II Directors)
Terrence D. Daniels	Director since 2003 Age 60
Mr. Daniels has been a Partner with Quad-C Management, Inc., a private equity firm based in Charlottesville, Virginia, since its formation in November 1989. Prior to November 1989, Mr. Daniels served as Vice Chairman and director of W.R. Grace & Co., as Chairman, President and Chief Executive Officer of Western Publishing Company, Inc. and as Senior Vice President for corporate development of Mattel, Inc. Mr. Daniels is a member of the board of directors of Red Robin Gourmet Burgers, Inc. (Nasdaq: RRGB). In October 2001, Nationwide Warehouse & Storage, LLC, et. al., an affiliate of Quad-C Management, Inc., filed a petition in bankruptcy. For the two years prior to the filing, Mr. Daniels served as a director and officer of Nationwide, but did not have any day-to-day management duties.
Rufus H. Reitzel, Jr.	Director since 2003 Age 69
Mr. Reitzel founded Lee Acceptance Company in 1962. He and Mr. Bradley co-founded Asset Acceptance Corp. in 1994 to continue the business of the successors to Lee Acceptance Company. Mr. Reitzel served as Chief Executive Officer of our company and its predecessor companies from 1962 to June 2003 when he became Chairman.

Information Regarding the Board of Directors

Makeup of the Board:	Currently, the Board is comprised of seven directors. In the event that a nominee is unable to serve, the person designated as Proxy holder for the Company will vote for the remaining nominees and for such other person as the Board may nominate.

The Board has determined that each of Ms. Adams, Dr. Haider and Mr. Lockhart are independent as defined under Rule 4200 of the listing standards of the National Association of Securities Dealers (“NASD”).

Length of Board Term:	Directors who are elected at this Annual Meeting will hold office until the 2007 Annual Meeting of Stockholders or until a successor has been duly appointed and qualified. All nominees are currently Directors and have agreed to serve if elected.

Number of Meetings in 2003:	The Company was formed on September 18, 2003, but did not have any operations until immediately before the Company’s initial public offering in February 2004. The Company’s Board did not have any meetings in 2003. The Board took all actions by written consent in lieu of meetings.

Board Committees:	The Board has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The Board of Directors has adopted a written charter for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee:

The Audit Committee was formed in February 2004. Members: • H. Eugene Lockhart, Chairperson • Jennifer L. Adams • Donald Haider
Responsibilities:

• Primary function is to assist the Board in fulfilling its financial oversight responsibilities.

• Reviews the financial information provided to Stockholders and the Securities and Exchange Commission (“SEC”).

• Reviews the corporate accounting and financial reporting practices.

• Appoints the Company’s independent auditors.

• Approves the scope of the audit and related audit fees.

• Monitors systems of internal financial controls.

The Board has determined that (1) Mr. Lockhart is an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K; (2) each member of the Audit Committee is independent under Rule 4200 of the listing standards of the NASD and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Act”); and (3) each member of the Audit Committee is qualified to serve on the Committee under Rule 4350 of the listing standards of the NASD.

The Board has adopted a written charter for the Audit Committee which is attached hereto as Appendix A.

Compensation Committee:

The Compensation Committee was formed in February 2004.

Members:

• Donald Haider, Chairperson

• Jennifer L. Adams

• H. Eugene Lockhart

The Board has determined that each member of the Compensation Committee is independent under Rule 4200 of the listing standards of the NASD.

Responsibilities:

• Primary function is to consider and recommend to the Board the compensation programs, benefits and awards for executive officers.

• Considers and recommends to the Board proposals for Director compensation.

The Board has adopted a written charter for the Compensation Committee which is available on our website at www.assetacceptance.com.

Nominating and Corporate Governance Committee:

The Nominating and Corporate Governance Committee was formed in February 2004.

Members:

• Jennifer L. Adams, Chairperson

• Donald Haider

• H. Eugene Lockhart

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under Rule 4200 of the listing standards of the NASD.

Responsibilities:

• Primary function is to assist the Board in identifying, screening and recommending qualified candidates to serve as Directors.

• Recommends to the Board the nominees to fill new positions or vacancies as they occur among the Directors.

• Develops and recommends to the Board a set of corporate governance principles applicable to the Company.

• Reviews corporate governance documents periodically and recommends appropriate changes.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee which is available on our website at www.assetacceptance.com.

Corporate Governance

General:	The Board believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its Stockholders. The Board at least annually reviews its corporate governance practices and policies as set forth its Code of Business Conduct and its Audit Committee Charter, both of which are consistent with new listing standards of The Nasdaq National Market and new rules of the SEC.

Nomination of Directors:	The Nominating and Corporate Governance Committee, in accordance with its charter and the Board’s governance principles, seeks to select a Board that is, as a whole, strong in its collective knowledge of and diversity of skills and experience concerning accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk assessment, industry knowledge, and corporate governance. When reviewing a potential candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes.

In considering whether to recommend any candidate for inclusion as a Director nominee, the Committee will apply the criteria set forth in the Corporate Governance Guidelines and in applicable committee charters. These criteria include the candidate’s character and integrity, business acumen, experience inside and outside of the business community, personal commitment, diligence, conflicts of interest and the ability to act in the balanced, best interests of the Stockholders as a whole rather than special interest groups or constituencies.

The Committee will consider nominations submitted by Stockholders. To recommend a nominee, a Stockholder should write to the Company’s Secretary, Mark A. Redman, at 6985 Miller Road, Warren, Michigan 48092. To be considered by the Committee for nomination and inclusion in the Company’s Proxy Statement for its 2005 Annual Meeting of Stockholders, a Stockholder recommendation for a Director must be received by the Company’s Secretary no later than December 20, 2004. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, and (iii) the candidate’s signed consent to be named in the Proxy Statement and to serve as a Director if elected. The Committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the Committee.

The process followed by the Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, including a search firm or outside consultant, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board. Assuming the appropriate biographical and background material is provided for candidates submitted by Stockholders, the Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. All Director nominees recommended for election by the Stockholders at the 2004 Annual Meeting are current members of the Board.

The Committee did not receive any nominations from Stockholders for the 2004 Annual Meeting.

Stockholder Communications with Directors:	The Board has established a process for stockholders to communicate with members of the Board. The chairperson of the Nominating and Corporate Governance Committee will be primarily responsible for monitoring communications from Stockholders and providing copies or summaries of such communications to the other Directors, as he or she considers appropriate. The chairperson of the Nominating and Corporate Governance Committee will forward all communications to all directors if they relate to appropriate matters and may include suggestions or comments from the chairperson of the Nominating and Corporate Governance Committee. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Stockholders who wish to send communications to the Board may do so by writing to:

Ms. Jennifer L. Adams
Chairperson of the Nominating and Corporate
Governance Committee
Asset Acceptance Capital Corp.
6985 Miller Road
Warren, MI 48092

Board Attendance Policy:	The Board’s policy is that all Directors should attend the Annual Meeting of Stockholders if reasonably possible. There was no 2003 Annual Meeting of Stockholders because the Company did not have Stockholders until February 2004.

Board and Director Evaluation:	The Board conducts annual performance evaluations of the Board as a whole, each committee as a whole, and of each individual member.

Compensation of Directors

General:	Non-employee Directors receive cash compensation as well as options granted pursuant to the 2004 Stock Incentive Plan (the “Stock Incentive Plan”), which the Stockholders approved in 2004. A Director who is also an employee of the Company receives no compensation for serving as a Director other than compensation for services as an employee. All Directors are reimbursed for expenses to attend Board and Committee meetings.

Cash Component:	The cash component of non-employee Director compensation consists of an annual cash retainer of $20,000, which is paid in equal quarterly installments. In addition, non-employee Directors receive $1,000 for attendance at each regularly scheduled board meeting and $2,000 for attendance at each regularly scheduled Audit Committee meeting, $1,000 for attendance at each regularly scheduled Compensation Committee and Nominating and Corporate Governance Committee meeting. Committee meeting fees only apply to meetings not held on the same day as a Board meeting. A non-employee Director appointed to fill a vacancy on the Board prior to an Annual Meeting will receive a prorated cash retainer for the interim term. Non-employee Directors will be entitled to receive their annual retainer in fully vested options to purchase our common stock in lieu of cash payments.

Stock Component:	Non-employee Directors will be eligible to receive an option to purchase 15,000 shares of the Company’s common stock upon election to the Board and an option to purchase 7,500 shares annually thereafter. A Director appointed to fill a vacancy on the Board or who becomes a Committee Chairperson prior to an Annual Meeting will receive an option grant for such interim term. Fifty percent of each option grant will vest on each of the first two anniversary dates of such grant.

Stock Ownership Requirement:	There is no minimum stock ownership requirement for directors.

Compensation Committee Report On Executive Compensation

The Committee:	The Compensation Committee’s primary function is to consider and recommend to the independent members of the Board the compensation programs, benefits and awards for executive officers and Directors.

Compensation Policies:	Our executive compensation policies are designed to encourage and reward efforts that create stockholder value through achievement of corporate performance goals and through aligning the individual performance of the executives with the larger short term and long term corporate goals of the organization.

To assist in its development of compensation policies, the Committee considers the executive compensation levels for generally comparable companies, the person’s experience and a subjective assessment of the nature of each executive’s performance and contribution to the Company.

Annual Base Salaries:	Salaries are based on level of job responsibility, individual performance, work experience, and skill level, and compensation data for generally comparable companies.

Annual Performance Incentives:	Annual performance incentives are provided primarily through cash bonuses. Bonuses for executive officers are based on the achievement of performance goals, which are established by the Committee, together with the attainment of corporate goals related to EBITDA (earnings before interest, taxes, depreciation, and amortization) following approval of the annual budget and forecast. EBITDA shall have the meaning provided to it from time to time by the Compensation Committee.

Long-Term Performance Incentives:	In 2003, long-term performance incentives were made through the issuance of share appreciation rights pursuant to the Asset Acceptance Holdings LLC Share Appreciation Rights Plan.

As of December 1, 2003, Asset Acceptance Holdings LLC modified its grant agreement with each of Mark A. Redman, the Company’s Vice President-Finance and Chief Financial Officer, Phillip L. Allen, the Company’s Vice President-Operations, and Donald O’Neill, the Company’s Vice President-Collections, to allow Asset Acceptance Holdings LLC to vest 100% of the share appreciation rights held by each of Messrs. Redman, Allen and O’Neill under the Asset Acceptance Holdings LLC Year 2002 Share Appreciation Rights Plan. All such rights were vested shortly after the consummation of the Company’s initial public offering.

Policy on Deductibility Of Compensation:	Section 162(m) of the Internal Revenue Code limits to $1 million the corporate tax deduction for compensation paid to certain executive officers unless the compensation is based on nondiscretionary, pre-established performance goals. The Committee believes that it has taken appropriate actions to preserve the deductibility of the majority of annual incentive bonuses and stock-based compensation awarded as long-term performance incentives. However, from time to time, the Committee may recommend incentive awards that may not be deductible when it believes that such awards are in the best interest of the Company and its Stockholders.

Deferred Compensation:	The Company does not have a non-qualified deferred compensation plan.

Executive Officer Stock Ownership Requirement:	The Company does not have an executive officer stock ownership requirement.

Chief Executive Officer Compensation:	Nathaniel F. Bradley IV, the Company’s President and Chief Executive Officer and a member of the Board of Directors, is serving pursuant to the terms of an Employment Agreement between the Company and Mr. Bradley. Mr. Bradley earns an annual salary of $340,000, which may be increased by the Board of Directors, and such bonuses as may be awarded at the end of each fiscal year. In 2003, Mr. Bradley was eligible to receive a bonus of up to 40% of salary based upon achievement of certain performance targets. He received a bonus of $88,060.

Mr. Bradley is compensated pursuant to an employment agreement between the Company and himself. The Agreement extends through December 31, 2006.

During 2003, Rufus H. Reitzel, the Company’s Chairman of the Board of Directors, and former President and Chief Executive Officer, received total base salary of $577,211. Mr. Reitzel was eligible to receive a bonus of up to 40% of salary based upon achievement of certain performance targets. He received a bonus of $148,925.

Donald Haider, Chairperson
Jennifer L. Adams
H. Eugene Lockhart

Members, Compensation Committee
April 2, 2004

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation for the last two years of the Company’s Chief Executive Officer and the other four most highly compensated executive officers. We refer to these individuals as the named executive officers in this Proxy Statement.

		Annual		Long
		Compensation		Term

				Securities
				Underlying	All Other
	Fiscal	Salary	Bonus	Options/	Compensation
Name and Principal Position	Year	($)	($)	SARs (#)	($)(3)

Rufus H. Reitzel, Jr.(1)	2003	577,211	148,925	—	6,000
Chairman	2002	618,488	711,488	—	6,000
Nathaniel F. Bradley IV(2)	2003	341,307	88,060	—	6,000
President and Chief Executive Officer	2002	340,442	394,978	—	6,000
Mark A. Redman	2003	160,453	82,880	—	6,000
Vice President — Finance and	2002	164,446	283,724	220,386	6,000
Chief Financial Officer
Phillip L. Allen	2003	115,732	44,872	—	4,786
Vice President — Operations	2002	110,571	48,222	82,645	3,531
Donald O’Neill	2003	101,750	38,850	—	4,274
Vice President — Collections	2002	94,218	42,020	41,322	3,403

(1)	Mr. Reitzel served as Chief Executive Officer from January 1, 2002 through June 10, 2003 and as Chairman since June 11, 2003.

(2)	Mr. Bradley served as President from January 1, 2002 through June 10, 2003 and as President and Chief Executive Officer since June 11, 2003.

(3)	The amounts in the column entitled “All Other Compensation” consist of contributions made or to be made by us to the named executive officer’s 401(k) plan account.

Option Grants in Last Fiscal Period

The Company did not grant any stock options to anyone in 2003 and the Company did not grant any share appreciation rights to any named executive officers in 2003.

Aggregated Fiscal-Year End Option and Share Appreciation Rights Values

The following table contains information for each of the named executive officers regarding the number of share appreciation rights granted by Asset Acceptance Holdings LLC pursuant to the Asset Acceptance Holdings LLC Year 2002 Share Appreciation Rights Plan subject to both exercisable (vested) and unexercisable (non-vested) share appreciation rights, as well as the value of unexercised non-vested in-the-money share appreciation rights, as of December 31, 2003. Upon the consummation of the Company’s initial public offering, the

Company vested 100% of the share appreciation rights held by Messrs. Redman, Allen and O’Neill. None of the named executive officers exercised any share appreciation rights in 2003.

	Number of Securities		Value of Unexercised In-the-
	Underlying Options/SARs at		Money Options at Fiscal
	Fiscal Year End (#)		Year End($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Rufus H. Reitzel, Jr.	—	—	—	—
Nathaniel F. Bradley IV	—	—	—	—
Mark A. Redman	0	220,386	0	7,768,607
Phillip L. Allen	0	82,645	0	2,913,236
Donald O’Neill	0	41,322	0	1,456,601

(1)	The calculation of the value of the unexercised in-the-money share appreciation rights at the end of 2003 is based upon the difference between the exercise price and the underlying per share fair market value of the shares of Asset Acceptance Holdings LLC at year end (with the fair market value based upon an assumed initial offering price of $14.00 per share, being the mid-point of the proposed price range for the initial public offering as of December 31, 2003). Based on an assumed initial offering price of $14.00 per share, the potential realizable value on December 31, 2003 of the SARs granted to Mr. Redman, Mr. Allen and Mr. O’Neill was $35.25 per SAR.

Employment Agreements

Mr. Reitzel:	On September 30, 2002, Asset Acceptance Holdings LLC, our predecessor company, entered into an employment agreement with Mr. Reitzel. The agreement will expire on September 30, 2005 unless Mr. Reitzel continues to be employed by us after September 30, 2005, in which case the agreement will automatically renew for additional one-year periods. The agreement provides for an annual salary of $575,000, which may be increased by the Board of Directors, and such bonuses as may be awarded at the end of each fiscal year. If Mr. Reitzel is terminated by us without cause or resigns following a substantial breach, as defined in the agreement, Mr. Reitzel is entitled to receive his salary for a period of two years and a pro rata portion of the bonus, if any, due in accordance with the agreement as if his employment had continued until the second anniversary date of such termination date. The agreement also contains non-competition and non-solicitation provisions. Mr. Reitzel is entitled to participate in various benefit and incentive plans and Mr. Reitzel will receive life-time health coverage.

Mr. Bradley:	On September 30, 2002, Asset Acceptance Holdings LLC, our predecessor company, entered into an employment agreement with Mr. Bradley. As amended, the agreement will expire on December 31, 2006 unless Mr. Bradley continues to be employed by us after such date, in which case the agreement will automatically renew for additional one-year periods. The agreement provides for an annual salary of $340,000, which may be increased by the Board of Directors, and such bonuses as may be awarded at the end of each fiscal year. If Mr. Bradley is terminated by us without cause or resigns following a substantial breach, as defined in the agreement, Mr. Bradley is entitled to receive his salary for a period of two years and a pro rata portion of the bonus, if any, due in accordance with the agreement as if his employment had continued until the second anniversary date of such termination date. The agreement also contains non-competition and non-solicitation provisions. Mr. Bradley is entitled to participate in various benefit and incentive plans.

Mr. Redman:	On September 30, 2002 we entered into an employment agreement with Mr. Redman. As amended, the agreement will expire on December 31, 2006 unless Mr. Redman continues to be employed by us after such date, in which case the agreement will automatically renew for additional one-year periods. The agreement provides for an annual salary of $160,000, which may be increased by the Board of Directors, and such bonuses as may be awarded at the end of each fiscal year. If Mr. Redman is terminated by us without cause or resigns following a substantial breach, as defined in the agreement, Mr. Redman is entitled to receive his salary for a period of two years and a pro rata portion of the bonus, if any, due in accordance with the agreement as if his employment had continued until the second anniversary date of such termination date. The agreement also contains non-competition and non- solicitation provisions. Mr. Redman is entitled to participate in various benefit and incentive plans.

Share Ownership and Certain Relationships

Management and Directors

The following table provides information about the beneficial ownership of the Common Stock of the Company by the Directors, the named executive officers and all Directors and executive officers as a group as of March 31, 2004. Except as otherwise indicated, each owner has sole voting and investment powers with respect to the Common Stock listed.

	Amount of
	Beneficial
Name Beneficial Owner	Ownership	Percent of Class

Rufus H. Reitzel, Jr.(1) 6985 Miller Road, Warren, MI 48902	3,347,862	9.0%
Nathaniel F. Bradley IV(2) 6985 Miller Road, Warren, MI 48902	4,728,884	12.7
Mark A. Redman 6985 Miller Road, Warren, MI 48902	955,033	2.6
Phillip L. Allen 6985 Miller Road, Warren, MI 48902	124,578	*
Donald O’Neill 6985 Miller Road, Warren, MI 48902	62,107	*
Terrence D. Daniels(3) 230 East High Street, Charlottesville, VA 22902	16,004,017	43.0
Anthony R. Ignaczak(3) 230 East High Street, Charlottesville, VA 22902	16,004,017	43.0
H. Eugene Lockhart One Gorham Island, Westport, CT 06880	1,000	*
Jennifer L. Adams 6985 Miller Road, Warren, MI 48092	—	*
Donald Haider 2001 Sheridan Road, Evanston, IL 60208-2001	—	*
All Directors and Executive Officers as a Group (14 persons)(4)	25,507,639	68.5

*	Represents ownership of less than one percent (1%) of the issued and outstanding shares of the Company’s Common Stock.

(1)	Includes 993,065 shares held by trusts of which Mr. Reitzel and his spouse, Ms. Reitzel serve as co-trustees with shared power to vote and dispose of the underlying shares (as to which Mr. Reitzel and Ms. Reitzel disclaim beneficial ownership).

(2)	Includes 1,267,340 shares held by trusts of which Mr. Bradley is co-trustee with his spouse, and 191,520 shares held by a trust of which Mr. Bradley’s spouse is sole trustee (as to which Mr. Bradley disclaims beneficial ownership).

(3)	The shares of common stock beneficially owned by Messrs. Daniels and Ignaczak consist of 16,004,017 shares held by AAC Quad-C Investors LLC. Messrs. Daniels and Ignaczak serve as managers of AAC Quad-C Investors LLC and each of them has shared power to dispose of the shares held by AAC Quad-C Investors LLC. Messrs Daniels and Ignaczak disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(4)	The 16,004,017 shares held beneficially by Messrs. Daniels and Ignaczak by virtue of their respective positions as managers of AAC Quad-C Investors LLC are counted once for purposes of calculating the shares beneficially owned by all directors and executive officers as a group.

Other Principal Stockholders

The following table provides information about any person not listed in the prior table known by management to have been a beneficial owner of more than 5% of the Company’s Common Stock as of March 31, 2004.

	Amount of
	Beneficial
Name and Address of Beneficial Owner	Ownership	Percent of Class

AAC Quad-C Investors LLC 230 East High Street, Charlottesville, VA 22902	16,004,017	43.0%
Heather Reitzel(1) 6985 Miller Road, Warren, MI 48902	3,688,529	9.9

(1)	Includes 993,065 shares held by trusts of which Mr. Reitzel and Ms. Reitzel serve as co-trustees with shared power to vote and dispose of the underlying shares (as to which Mr. Reitzel and Ms. Reitzel disclaim beneficial ownership.

Compensation Committee Interlock and Insider Participation

No interlocking relationship exists between the Board of Directors or the Compensation Committee and the Board of Directors or the Compensation Committee of any other company, nor has any interlocking relationship existed in the past. Mr. Bradley is the son-in-law of Mr. Reitzel.

Certain Relationships and Related Party Transactions

On September 30, 2002, a predecessor entity, Asset Acceptance Holdings LLC, entered into an employment agreement with Heather K. Reitzel, the Executive Vice President and the wife of Rufus H. Reitzel, Jr., that will expire on September 30, 2005. As amended, the agreement provides for an annual salary of $60,000, which may be increased by the Board of Directors, and such bonuses as may be awarded at the end of each fiscal year. If the Company terminates Ms. Reitzel without cause or if Ms. Reitzel resigns following a substantial breach, as defined in the agreement, Ms. Reitzel is entitled to receive her salary for a period of two years and a pro rata portion of the bonus, if any, due in accordance with the agreement as if her employment had continued until the second anniversary date of such termination date. The agreement also contains provisions which restrict Ms. Reitzel from competing with us. Pursuant to the agreement, Ms. Reitzel will receive life-time health care coverage.

On September 30, 2002, Asset Acceptance Holdings LLC entered into a consulting services agreement with Quad-C Management, Inc., an affiliate of AAC Quad-C Investors LLC, the Company’s largest stockholder. The agreement was terminated on February 4, 2004. Under the agreement, Quad-C Management, Inc. received a consulting services fee of $300,000 per year for consulting with and advising the Company on matters relating to financing, taxation and operations and development of the business, among other matters. While Quad-C Management, Inc. does not have a contractual right to appoint any members of the Board of Directors, two of our board members are affiliates of Quad-C Management, Inc. In 2002, a predecessor company paid Quad-C Management, Inc., $1.0 million in investment banking fees in connection with our equity recapitalization in September 2002, and $75,000 for consulting services rendered. A predecessor company paid Quad-C Management, Inc. $300,000 in 2003 and $28,767 in 2004 through February 4 for consulting services rendered. Terrence D. Daniels and Anthony R. Ignaczak both serve on our Board of Directors and are Partners of Quad-C Management, Inc.

In addition, the Company used $40 million of the net proceeds from our initial public offering to pay in full our note payable owed to AAC Quad-C Investors LLC which was scheduled to mature on September 30, 2007 and bore interest at 10%. As of December 31, 2003, the principal and accrued interest under this indebtedness totaled $39.6 million.

On September 30, 2002, Asset Acceptance Holdings LLC entered into a registration rights agreement with AAC Investors, Inc., AAC Holding Corp. (the predecessor to RBR Holding, Corp.), Consumer Credit Corp., Rufus H. Reitzel, Jr., Heather K. Reitzel, Nathaniel F. Bradley IV, and Mark A. Redman. In February 2004, this agreement was amended to, among other things, include the Company and AAC Quad-C Investors LLC as parties. As amended, this agreement will terminate either (i) three years after the closing of the initial public offering, or (ii) for those Stockholders that own in excess of 1% of the then outstanding shares of common stock, either when the Stockholder owns less than 1% or seven years after the closing of the initial public offering. The agreement provides that AAC Quad-C Investors LLC can request that the Company effect the registration of a specified number of shares of common stock issued to AAC Quad-C Investors LLC in connection with the recapitalization described above. For a period of twenty days after AAC Quad-C Investors LLC gives notice of its request for registration, the agreement provides that each of Mr. Reitzel, Ms. Reitzel, Mr. Bradley or Mr. Redman may also request that the Company effect the registration of a specified number of shares of common stock held by them or their affiliates.

On September 30, 2002, we entered into an option agreement with our then Chairman, Rufus H. Reitzel, Jr., related to our subsidiary, Consumer Credit, LLC. The agreement will terminate upon a foreclosure on the business or assets of Consumer Credit, LLC by the banks under our line of credit. The agreement provides that, following the effective date of the termination of Mr. Reitzel’s employment or if Mr. Reitzel’s resigns following a substantial breach, as defined in his employment agreement, Mr. Reitzel has the option to purchase the assets and liabilities of Consumer Credit, LLC relating to the business of making and servicing consumer loans and mortgages, issuing credit cards and financing sales of consumer products. The purchase price will be equal to the greater of (i) the gross collections of Consumer Credit, LLC during the twelve months prior to Mr. Reitzel’s termination, or (ii) two times the tangible book value (as defined in the agreement) of Consumer Credit, LLC.

As of December 1, 2003, Asset Acceptance Holdings LLC modified its grant agreement with each of Mark A. Redman, the Company’s Vice President-Finance and Chief Financial Officer, Phillip L. Allen, the Company’s Vice President-Operations, and Donald O’Neill, the Company’s Vice President-Collections, to allow Asset Acceptance Holdings LLC to vest 100% of the share appreciation rights held by each of Messrs. Redman, Allen and O’Neill under the Asset Acceptance Holdings LLC Year 2002 Share Appreciation Rights Plan.

Pursuant to the terms of its operating agreement, Asset Acceptance Holdings LLC made tax distributions to RBR Holding Corp., of which, at the time, Messrs. Reitzel, Bradley and Redman and their affiliates were the sole shareholders, totaling $5.0 million for the year ended December 31, 2003 and, in February 2004, made a tax distribution of $1.0 million to RBR Holding Corp. for estimated taxes due for the period through February 4, 2004. RBR Holding Corp. made a distribution of these amounts to an escrow established for the benefit of its shareholders, under the terms of an agreement which will reimburse us for any amounts from the tax distributions not needed for a shareholder’s applicable taxes.

Nathaniel F. Bradley IV is the son-in-law of Rufus H. Reitzel, Jr. and James Reitzel, our Vice President-Corporate Relations, is the son of Mr. Reitzel. Heather K. Reitzel is the wife of Mr. Reitzel.

Audit Committee Report

The Committee:	The Audit Committee consists of three independent Directors, as defined by the NASD listing standards and Rule 10A-3 of the Act, who are neither officers nor employees of the Company. The Committee acts under a written charter adopted and approved by the Board in February 2004. A copy of this charter is attached as Appendix A.

The primary function of the Audit Committee is to assist the Board in fulfilling its financial oversight responsibilities by reviewing the financial information provided to stockholders, the corporate accounting and financial reporting practices, and the systems of internal financial controls that management and the Board have established. The Committee is also responsible for the appointment, compensation and oversight of the Company’s independent auditors.

While the Committee has the responsibilities and powers set forth in the Committee’s charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. It is also not the duty of the Committee to assure compliance with laws and regulations and with the Company’s Code of Business Conduct.

2003 Audited Consolidated Financial Statements:	The Committee has reviewed and discussed with management and our independent auditors, Ernst & Young LLP, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2003.

Independence Discussion with Audit Committee:	The Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS 89 and SAS 90. As required by Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” the Committee has received and reviewed the required written disclosures and a confirming letter from Ernst & Young LLP regarding their independence, and has discussed the matter with the auditors.

Based upon its review and discussions with management and with Ernst & Young LLP, the Committee has recommended to the Board that these financial statements be included in the Annual Report on Form 10-K as filed with the SEC for the fiscal year ended December 31, 2003.

H. Eugene Lockhart, Chairperson
Jennifer L. Adams
Donald Haider

Members, Audit Committee
April 2, 2004

Independent Accountants:	The Company is asking Stockholders to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004. If the Stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different firm to serve as the Company’s independent auditors, if the Audit Committee determines that such a change would be in the best interests of the Company and its Stockholders.

Ernst & Young LLP has served as our independent auditors since 2002 and was selected by the Board to serve as our independent auditors for the current fiscal year ending December 31, 2004. It is anticipated that a representative of Ernst & Young LLP will be present at the Annual Meeting, have an opportunity to make a statement and respond to appropriate questions.

Fees:	The Company incurred the following fees owed to Ernst & Young during the last two fiscal years:

	2003	2002

Audit Fees	$489,840	$65,519

Audit Fees were paid to Ernst & Young LLP for professional services rendered in connection with the audit of the Company’s financial statements and review of and assistance with SEC filings.

Pre-approval Policy:	The Audit Committee has adopted a pre-approval Policy for Audit and Non-Audit Services pursuant to which it pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement with respect to such services. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent auditors. The Audit Committee has delegated authority to its chairperson to pre-approve any proposed services not covered by the general pre-approval of the Audit Committee or exceeding the pre-approved levels or amounts. The chairperson must report all such pre-approvals to the Audit Committee at its next meeting.

Other Information

Section 16(a) Beneficial Ownership Reporting Compliance:	Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors and greater than ten percent Stockholders are required by regulations of the SEC to furnish the Company copies of all Section 16(a) forms they file.

The Company’s Executive Officers and Directors were not subject to Section 16 reporting requirements in 2003 because the Company’s initial public offering was not completed until February 2004.

Other Matters:	At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Annual Meeting other than those described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the proxy card intend to vote the Proxy in accordance with their judgment on such matters.

By Order of the Board of Directors

Mark A. Redman
Secretary
April 19, 2004

APPENDIX A

ASSET ACCEPTANCE CAPITAL CORP.

Charter for the Audit Committee of the Board of Directors

I.      Purpose

The primary purpose of the Audit Committee is to:

(i)	oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements;

(ii)	assist the Board of Directors in overseeing: (A) the integrity of the Company’s financial statements; (B) the Company’s compliance with legal and regulatory requirements; (C) the independent auditor’s qualifications and independence; (D) the performance of the Company’s internal audit function and independent auditors; and (E) the effectiveness of the Company’s internal controls; and

(iii)	prepare the report required by the rules of Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

II.      Authority

The Audit Committee shall have the sole authority for the appointment, compensation, retention and oversight of the Company’s independent auditors, and to approve in advance all audit services and permissible non-audit services provided by the independent auditors. In addition, the Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibility. Such authority includes, but is not limited to, the authority to:

(i)	engage, and determine funding for, independent counsel and other advisors, such as accountants, outside advisors, consultants or others, without Board approval, to assist in the conduct of an investigation or as the Audit Committee determines appropriate to advise or assist in the performance of its duties;

(ii)	seek any information it requires from employees or external parties. Employees and external parties will be directed to cooperate and comply with the Audit Committee’s requests; and

(iii)	meet with the internal auditors, company officers and employees, external auditors, or outside counsel, as necessary.

III.      Composition

Subject to the last paragraph in this section, the Audit Committee shall be comprised of at least three or more directors, as determined by the Board, each of whom shall be an “independent director” as determined by applicable rules of the Nasdaq and the SEC. Each member of the Audit Committee shall be able to read and understand fundamental financial statements. In addition, at least one member of the Audit Committee shall have financial sophistication as a result of his or her past employment experience, professional certification, or other comparable experience or background. No member may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

The members of the Audit Committee shall be appointed by the Board of Directors. Unless a Chair is appointed by the Board of Directors, the members of the Audit Committee may designate a Chair.

In accordance with the Company’s temporary exceptions to the Nasdaq listing requirements, the Company must have an audit committee consisting of a minimum of one independent director at the time of listing, a majority of independent directors within ninety (90) days of the effective date of its registration statement, and a fully independent audit committee within one year of the effective date of its registration statement.

IV.      Meetings

The Audit Committee shall meet at least four times annually, and more frequently if circumstances dictate. The Audit Committee shall meet at least quarterly with management, the independent auditors and the internal auditors in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately.

V.      Duties and Responsibilities

To fulfill its oversight responsibilities and duties, the Audit Committee shall perform any activities consistent with this charter, the Company’s Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate. Specifically, the Audit Committee shall:

With respect to the Company’s Financial Statements and Financial Reporting Process:

•	Review the annual audited and quarterly financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

•	Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	In consultation with the independent auditors and the internal auditors, review the integrity of the financial reporting process, both internal and external.

•	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied to its financial reporting.

•	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditors.

•	Receive and discuss with management, the independent auditors and the internal auditors all reports regarding any significant changes to the Company’s accounting principles, practices, policies and controls.

With respect to Internal Auditors and Internal Controls:

•	Review activities, organizational structure, and qualifications of the internal auditing department.

•	Review on a continuing basis the adequacy of internal controls, including meeting periodically with management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure.

•	Review with the independent auditors and the internal auditors the adequacy of internal controls (including information systems and security), and related significant findings and recommendations of the independent auditors and internal auditors, together with management’s responses.

•	Review summaries of reports to management prepared by the internal auditors and management’s responses.

With respect to the Independent Auditors:

•	Appoint, compensate, retain and oversee the Company’s independent auditors (subject, if applicable, to shareholder ratification). Selection of the independent auditors shall occur at least annually, considering their independence, evaluation of their services, and compensation for audit and non-audit services.

•	Approve in advance all audit and permissible non-audit services (other than de minimus non-audit services as defined under SEC rules) to be provided by the independent auditors.

•	Discuss with the independent auditors the nature and scope of their annual audit and review their opinion and recommendations.

•	Review with the independent auditors any audit problems or difficulties and management’s response.

•	Ensure that the independent auditors prepare and deliver annually to the Audit Committee a formal written statement delineating all relationships between such independent auditors and the Company, consistent with Independent Standards Board Standard No. 1; actively engage in a dialogue with the independent auditors with respect to all relationships or services disclosed in the Statement that may impact the auditors’ objectivity and independence; and take, or recommend that the full board take, appropriate action to satisfy itself of the independent auditors’ independence.

•	Receive and discuss any reports or communications submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61. Periodically consult with the independent auditors without the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

•	At least annually, obtain and review a report by the independent auditors describing: (i) the accounting firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company in order to assess the auditors’ independence.

With respect to Process Improvement:

•	Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

•	Following completion of the annual audit, review separately with each of management, the independent auditors and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

•	Review any significant disagreement among management and the independent auditors which, if not resolved to the independent auditors’ satisfaction, would have caused them to issue a qualified report on the financial statements. “Disagreements” for this purpose shall be those contemplated by Item 304 of Regulation S-K (or any successor rule).

•	Review with the independent auditors, the internal auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

•	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company or the Audit Committee regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

With respect to Ethical and Legal Compliance:

•	Review, with company counsel, legal compliance matters including corporate securities trading policies.

•	Review, with company counsel, any legal matter that could have a significant impact on the financial statements.

With respect to General Responsibilities:

•	Review and approve any related-party transactions required to be disclosed in the Company’s annual proxy statement pursuant to Item 404 of Regulation S-K.

•	Maintain minutes of all Audit Committee meetings and submit such minutes to the Board of Directors.

•	Prepare, or assist in the preparation of, the report of the Audit Committee required by the SEC for inclusion in the proxy statement.

•	Oversee compliance with the requirements of the SEC for disclosure of auditors’ services and audit committee members, member qualifications and activities.

•	As appropriate, in the course of fulfilling the duties hereunder, obtain advice and assistance from outside legal, accounting or other advisors.

•	Determine appropriate compensation for (i) any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attestation services for the Company, and (ii) any independent counsel or advisors employed by the Audit Committee.

•	Discuss policies with respect to risk assessment and risk management.

•	Meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

•	Set clear hiring policies for employees or former employees of the independent auditors.

•	Report regularly to the Board of Directors. Recommend to the Board of Directors any changes in the authority, responsibility or duties of the Audit Committee.

•	Perform any other activities consistent with this charter, the Company’s Bylaws and governing law, as the Audit Committee deems necessary or appropriate.

The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attestation services for the Company, (ii) any independent counsel or advisors employed by the Audit Committee; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

VI. Annual Review

The Audit Committee shall conduct, on an annual basis (i) a review and assessment of the adequacy of this charter, and (ii) an evaluation of its performance in carrying out the duties and responsibilities hereunder.

REVOCABLE PROXY	ASSET ACCEPTANCE CAPITAL CORP. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS MAY 19, 2004—9:00 a.m. Eastern Time	REVOCABLE PROXY

     The undersigned hereby appoints Jennifer L. Adams, Donald Haider and H. Eugene Lockhart, and each of them, proxies, each with full power of substitution, to represent and to vote all shares of common stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of Asset Acceptance Capital Corp., to be held at the Best Western Sterling Inn, 34911 Van Dyke, Sterling Heights, Michigan, on Wednesday, May 19, 2004 at 9:00 a.m., Eastern Time, and at any adjournment. This proxy revokes any proxies previously given.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made this proxy will be voted FOR the persons named in Proposal 1 and FOR adoption of Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
IN THE ENCLOSED ENVELOPE PROVIDED.

(Continued and to be signed on reverse side.)

ASSET ACCEPTANCE CAPITAL CORP.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.     ■
[	]

     The Board recommends a vote “FOR” the election of the Directors and “FOR” the ratification of the selection of the Company’s independent auditors, Ernst & Young LLP

1.	ELECTION OF DIRECTORS:
	For term ending in 2007	For	Withhold	For All
	Nominees:	All	All	Except
	Nathaniel F. Bradley IV	☐	☐	☐
Anthony R. Ignaczak

(INSTRUCTIONS: To withhold authority to vote for any nominee, write the nominee’s name above.)

2.	Ratification of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.	For ☐	Against ☐	Abstain ☐

3.	In their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

All as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

Mark here for Name or Address change and note below at left ☐

Date: ___________________________________, 2004

Signature of Shareholder

Signature if held jointly

(Please sign exactly as name appears at left. If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

/\     FOLD AND DETACH HERE     /\

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.